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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of Earliest Event Reported)
                                 AUGUST 15, 2001




                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)



      Delaware                    1-11656                     42-1283895
  (State or other               (Commission                I.R.S. Employer
  jurisdiction of               File Number)           Identification Number)
   incorporation)

                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (312) 960-5000



                                       N/A
         (Former name or former address, if changed since last report.)
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Item 5. Other Events.
--------------------

Tucson Mall

On August 15, 2001, GGP Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), through GGP-Tucson Mall L.L.C., a Delaware limited liability company which is wholly-owned by the Operating Partnership, acquired 100% of the ground leasehold interests in Tucson Mall, an enclosed mall in Tucson, Arizona. The ground leasehold interests in Tucson Mall were acquired from Oracle-Wetmore Co., an Arizona limited partnership, JCP Realty, Inc., a Delaware corporation, and TMall-WN, L.L.C. an Arizona limited liability company (collectively, the "Sellers"). General Growth Properties, Inc. (the "Company"), a Delaware corporation and the general partner of the Operating Partnership, holds an approximate 73% general partnership interest in the Operating Partnership.

The aggregate consideration paid by the Operating Partnership for Tucson Mall was approximately $180 million (subject to prorations and to certain adjustments and payments to be made by the Operating Partnership). The consideration was paid to the Sellers in the form of cash borrowed under the Operating Partnership's revolving line of credit and an approximately $150 million short-term acquisition loan which matures in December of 2001 and bears interest at LIBOR plus 95 basis points. The loan has one extension option for a period of eight months and if the loan is extended pursuant to this option, the applicable interest rate on the loan during the extension period will be LIBOR plus 110 basis points. The Operating Partnership, through its wholly-owned subsidiary, had previously loaned approximately $20 million to Tusar, Inc., an Ohio corporation and the general partner of Oracle-Wetmore Co., and received an option to buy the property from the Sellers. In conjunction with the closing of the acquisition upon the exercise of the option by the Operating Partnership, the loan was fully repaid.

Tucson Mall opened in 1982 and was expanded in 1991. It is a two-level mall containing approximately 1.3 million square feet. The mall is anchored by Macy's, Robinson-May, Dillard's, Mervyn's, JCPenney and Sears. The center has approximately 409,000 square feet of mall shop space and is currently 92% occupied.



Item 7. Financial Statements and Exhibits.
-----------------------------------------

(a), (b) Not applicable.
(c) See attached Exhibit Index which is incorporated by reference into this Item 7.

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SIGNATURE
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           GENERAL GROWTH PROPERTIES, INC.



                           By: /s/ Bernard Freibaum
                           -------------------------------
                           Bernard Freibaum
                           Executive Vice President and
                           Chief Financial Officer



Date: August 30, 2001

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                                  EXHIBIT INDEX


EXHIBIT NUMBER                   NAME                           PAGE NUMBER
--------------                   ----                           -----------


2.1 Purchase and Sale Agreement dated as of August 7, 2001 by and between Oracle-Wetmore Co. and GGP-Tucson Mall, L.L.C.

2.2 Purchase and Sale Agreement dated as of August 7, 2001 by and between TMall-WN, L.L.C. and GGP-Tucson Mall, L.L.C.

2.3 Purchase and Sale Agreement dated as of August 6, 2001 by and between JCP Realty, Inc. and GGP-Tucson Mall, L.L.C.

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